INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated
April 30, 2002 for the in this Registration Statement on Form
S-8 of SuperiorClean, Inc.


We also consent to the references to us under the heading
"Experts" in such Document.


December 16, 2002

Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas